UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 15, 2010

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events.
Arizona Corporation Commission (“ACC”) Approves Decoupling Policy Statement
As previously disclosed in the Pinnacle West Capital Corporation/Arizona Public Service Company (“APS”) Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, in October 2010 the Chairman of the ACC issued a draft decoupling policy statement for consideration by the commission. On December 15, 2010, the ACC unanimously approved a slightly modified decoupling policy statement supportive of using a revenue-per-customer methodology, which is the mechanism APS and a number of other parties also support. Decoupling refers to a ratemaking design which reduces or removes the linkage between sales and utility revenues and/or profits, reducing utility disincentives to the adoption of programs that benefit customers by saving energy. Mechanically, decoupling compares actual versus authorized revenues or revenue per customer over a period and either credits or collects any differences from customers in a subsequent period. The policy permits regulated utilities to file a decoupling proposal in their next general rate case. APS intends to include a decoupling model consistent with the policy statement for consideration in its upcoming general rate case, currently expected to be filed in mid-2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: December 16, 2010	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: December 16, 2010	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer